                              MAINTENANCE AGREEMENT




                                      BETWEEN



                                      XIMAGE

                                        AND

                      SAGEM S.A., DEPARTEMENT MORPHO SYSTEMES


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                                  TABLE OF CONTENTS


1.    Definitions...................................................................3

2.    Term of Agreement.............................................................4

3.    Software Maintenance Services.................................................4

4.    Performance of Services.......................................................4

5.    Customer Obligations and Warranties...........................................5

6.    Charges.......................................................................5

7.    Non disclosure................................................................5

8.    Response by XIMAGE............................................................6

9.    Intervention on site..........................................................6

10.   Return and Repair.............................................................7

11.   Injunctive Relief/Termination.................................................7

12.   Indemnification...............................................................7

13.   Termination...................................................................7

14.   Disclaimer of Warranty........................................................8

15.   Limitations of Liability......................................................8

16.   Arbitration...................................................................9

17.   Force Majeure.................................................................9

18.   Successors and Assigns........................................................9

19.   Amendments....................................................................9

20.   Entire Agreement and Waiver...................................................10

                                                                        Page 2
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This Agreement is entered into this 31 January, 1994 by and between SAGEM
S.A., Departement MORPHO Systemes whose address is 33, route de la Bonne Dame, 77300 FONTAINEBLEAU, FRANCE (hereinafter referred to as MORPHO) and XIMAGE corporation whose address is 1050 North Fifth Street, SAN JOSE, California 95112 (hereinafter referred to as XIMAGE) for the Customer Support and Software Maintenance.

                                  WITNESSETH

WHEREAS, XIMAGE and MORPHO have signed the "ForceField PSS Agreement" for the purchase of services and the use of Software referred to hereafter as the ForceField PSS System.

WHEREAS, XIMAGE has granted to MORPHO a perpetual and non-exclusive license, transferable only to the Kuwait Government and solely for use with the PSS to be installed and used as a portrait storage system in connection with the AFIS sold to the Kuwait Government in Kuwait.


1.    DEFINITIONS

The terms defined in this Section shall have the meaning as follows:

FIRST LEVEL OF MAINTENANCE means MORPHO will require the Kuwait Government to contact MORPHO maintenance personnel for all problems associated with the installed Force Field PSS System. MORPHO will respond with fixes and/or workarounds to keep the system operational. MORPHO personnel may document any software problems and refer them to XIMAGE for additional fixes or patches.

SECOND LEVEL OF MAINTENANCE means if Morpho's personnel can not start or keep the system operational because of software problems, XIMAGE should be contacted to provide all documented and replicated software Errors. XIMAGE will make best efforts to support Morpho by any means available. Such an undertaking is made in the knowledge that a telecommunications line between the site and XIMAGE may not be in existance.

PROGRAM means ForceField PSS software developed by XIMAGE including the Sybase and Focus software and includes all software provided under the Maintenance Agreement.

PROGRAM SPECIFICATIONS means the specifications published by XIMAGE for a particular version of the Program (if no such specification is available, then the relevant documentation for a particular version of the Program).

EFFECTIVE DATE shall mean the Date of Installation of the PSS in Kuwait, i.e. December 10, 1993.

ERROR means any material failure to operate in accordance with the program specifications delivered from the specifications appended to the base agreement. Error includes malfunctions and defects.


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2.   TERM OF AGREEMENT

     XIMAGE's obligations hereunder shall become effective upon the "Effective Date" and, unless sooner terminated as provided herein, shall remain in full force and effect for at least one year thereafter. This Agreement shall automatically renew for consecutive one (1) year terms at XIMAGE's then prevailing rates at the end of each one (1) year term unless either party gives at least sixty (60) days prior written notice of the non-renewal of this Agreement.



3.   SOFTWARE MAINTENANCE SERVICES

     XIMAGE will provide to MORPHO during the term hereof "Software Maintenance Services" which shall include remedial maintenance service (i.e, error fixing and/or work arounds) for any significant error, malfunction or defect (collectively in "Error") in the Software so that the Software will operate in accordance with the specifications set forth in the related documentation. Correction of Errors is subject to MORPHO's prompt notification to XIMAGE of the nature and description of the Error provided that the Error is not caused by the abuse, misuse or neglect of the products by MORPHO. In addition, XIMAGE will provide the following as additional Customer Support Services:

     (a) telephone support as reasonably requested by MORPHO at the rate of $100 per hour for all hours in excess of 40 hours in any one-year term;

     (b) on-site visits to MORPHO's sites as determined to be necessary by Morpho for Error correction, unless error correction is normally performed via Dial up from the XImage facility in San Jose;

     (c) give title to all modifications and improvements to the PSS Software which XIMAGE generally makes available to its other customers (at no additional Charge) under standard software maintenance agreements relating to the Software.

If MORPHO requests XIMAGE to perform any other services, the related terms and conditions shall be based on further separate agreement between the parties. This Agreement and the rights and duties contained herein are not be deemed to cover maintenance services with respect to hardware. Such may be decided in accordance with paragraph 9.



4.   PERFORMANCE OF SERVICES

     When XIMAGE provides Software Maintenance Services which require the use of the hardware portion of equipment which utilizes the Software (the "Equipment"), MORPHO shall make such Equipment available to XIMAGE at and for reasonable times, and in no event will MORPHO charge XIMAGE for such use of such Equipment. All Software Maintenance Services covered by the Maintenance Charges will be performed during the regular business hours of XIMAGE (Monday-Friday, exclusive holidays). If Software Maintenance Services are performed outside regular business hours, MORPHO will pay the additional charges, if any, as at XIMAGES then current charges.


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5.   CUSTOMER OBLIGATIONS AND WARRANTIES

     The obligations of XIMAGE to provide Software Maintenance Services are subject to MORPHO using the Equipment in accordance with their respective operating manuals and recommended procedures, and causing proper and recommended Equipment Maintenance Services to be performed, including selecting a site which complies with the environmental requirements suggested by the manufacturer of the Equipment or XIMAGE and utilizing appropriate back-up procedures with respect to the Software and data.



6.   CHARGES

     The total annual maintenance charge amounts to US $24502 for the first year of maintenance. MORPHO shall pay all charges under this Agreement, including the total Annual Maintenance Charge, within thirty (30) days after receipt of a valid invoice from XIMAGE. Thereafter, the then applicable Annual Maintenance Charge shall be invoiced to, and paid by MORPHO prior to the beginning of the next annual maintenance period. All other charges under this Agreement shall be invoiced by XIMAGE and shall be due and payable within thirty (30) days after receipt of the invoice. The Annual Maintenance Charge includes all federal, state, county, local, or other taxes arising in the United States or its states (or other internal jurisdictions), but does not include all taxes arising under any law other than that of the United States. MORPHO shall be responsible for all taxes arising under the law of any jurisdiction except the United States and its states (and other internal jurisdisctions).



7.   NON DISCLOSURE

     Each party agrees to maintain in confidence what it knows or has reason to know is regarded as confidential by the other party ("Confidential Information"). The Confidential Information will include, but will not be limited to, trade secrets, the structure, sequence and organization of the program, marketing plans, blueprints, techniques, processes, procedures and formulae. Each party will use the Confidential Information solely to accomplish the purposes of the Agreement. Each party will not disclose the Confidential Information to any person except its employees or consultants to whom it is necessary to disclose the Confidential Information for such purposes. Each party agrees that the Confidential Information will be disclosed or made available only to those of its employees or consultants who have agreed to receive it under termes at least as restrictive as those specified in this Agreement. Each party will use reasonable measures to maintain the confidentiality of the Confidential Information, but not less than the measures it uses for its confidential information or similar type. Each party will immediately give notice to the Disclosing Party of any unauthorized use or disclosure of the Confidential Information. The Recipient agrees to assist the disclosing party in remedying any such unauthorized use or disclosure of the Confidential Information. This obligation will not apply to the extent that the Recipient can demonstrate:

     (a) the disclosed information at the time of disclosure is part of the public domain;


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     (b)  the disclosed information became part of the public domain, by publication or otherwise, except by breach of the provisions of this Agreement;

     (c) the disclosed information can be established by written evidence to have been in the possession of the Recipient at the time of disclosure;

     (d) the disclosed information is received from a third party without similar restrictions and without breach of this Agreement; or

     (e) the disclosed information is required to be disclosed by a government agency to further the objectives of this agreement, such as to obtain permission to distribute the Program of by a proper court of competent jurisdiction; provided, however, that the Recipient wil use its best efforts to minimize the disclosure of such information and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.



8.   RESPONSE BY XIMAGE.

     XIMAGE will maintain a 24 hour a day reporting facility to accept calls from MORPHO. XIMAGE agrees to respond to any telephone call made, within 30 minutes.



9.   INTERVENTION ON SITE.

     In the event that MORPHO require the attendance of an XIMAGE engineer on site, XIMAGE shall upon such a demand (either written or verbal) make their best efforts to dispatch the engineer as expeditiously as possible. XIMAGE undertake to have an engineer on site in Kuwait within 72 hours from the time the request was made, exclusive of the time required to arrange for travel and obtain the required documents, and the actual travel time itself.
     In such cases where on site intervention is required MORPHO shall pay for all travel expenses (Business Class), hotel accomodation and reasonable subsistence. XIMAGE shall charge for the time of the engineer only when he/she is on site or in exceptional circumstances when away from the site but directly involved in work connected with the PSS. XIMAGE will not charge for travel time.

     All interventions on site are subject to a minimum total charge of $2,000. Hourly rate for intervention is $125.00 (one hundred and twenty five Dollars).

     Following any intervention on site XIMAGE shall provide a full written technical report to MORPHO.
     XImage is not required to send an engineer to the Kuwait site if either active or potentially pending hostilities exist in the region, and a reasonable person might fear the possibility of bodily harm.


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10.  RETURN AND REPAIR

     MORPHO may, at its option, return equipment to XIMAGE for repair. XIMAGE will make its best efforts to liaise with the supplier of the equipment and to expeditiously repair and return the equipment. XIMAGE reserves the right to charge an administration fee of $100 per shipment in such cases.



11.  INJUNCTIVE RELIEF/TERMINATION

     MORPHO acknowledges and agrees that any violation of the provisions of
     Section 7 herein by MORPHO will result in irreparable harm to XIMAGE and that money damages would provide inadequate remedy. Accordingly, in addition to any other rights and remedies available to XIMAGE hereunder or at law, XIMAGE shall be entitled to injunctive or other equitable relief to restrain any such violation and to such other and further relief as a court may deem proper under the circumstances. In addition to any other rights of XIMAGE hereunder, the rights granted MORPHO to use the Software by license or otherwise may be terminated by XIMAGE for any material breach of Section 7 upon written notice given to MORPHO and MORPHO shall return to XIMAGE all of the Software.



12.  INDEMNIFICATION

     MORPHO hereby indemnifies and holds XIMAGE harmless from any and all claims, suits, actions and procedures brought or filed by third parties and from all damages, penalties, losses, costs and expenses (including without limitation, attorney's fees) arising out of, or related to, any act or omission of MORPHO and its employees or agents in connection with MORPHO's obligation herein.

     XIMAGE hereby indemnifies and agrees to hold MORPHO harmless from any claim of any third party that any of the Software infringes any United States patent, copyright, trademark or other property right held by a third party provided that XIMAGE is notified promptly by MORPHO of any such claim (including any threatened claim) and XIMAGE shall have had sole control of the defense with respect to same (including the settlement of such claim). The foregoing indemnification by XIMAGE shall not apply with respect to any claim based, in whole or part, on any modification of the Software made by any person other than XIMAGE.



13.  TERMINATION

     Without prejudice to any other of its rights or remedies, either party may elect to terminate the rights and obligations contained in this
     Agreement:


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     (a)  Upon sixty (60) days' written notice if the other party has failed to perform any material obligation required to be performed by it pursuant to this Agreement and such failure has not been cured within such a sixty (60) day period, or

     (b) Upon sixty (60) days' written notice if the other party has failed to make timely payment of any amounts required to be paid hereunder, or

     (c) Immediately, (i) if a petition in bankruptcy has been filed by or against the other party, (ii) if the other party has made an assignment for the benefit of creditors, (iii) if a receiver has been appointed or applied for by the other party, or (iv) if the other party has admitted in writing its inability to pay its debts as they become due and payable.



14.  DISCLAIMER OF WARRANTY

     XIMAGE MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED (INCLUDING WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO THE SERVICES, SOFTWARE OR DOCUMENTS PROVIDED (OR TO BE PROVIDED) HEREUNDER.



15.  LIMITATIONS OF LIABILITY

     MORPHO agrees that XIMAGE's total liability to MORPHO for any damages suffered in connection with, or arising out of, this Agreement or MORPHO's use of any documentation, product or service provided (or to be provided) hereunder, regardless of whether any such liability is based upon contract, tort or other basis, shall be limited to an amount not to exceed the basic Monthly Maintenance Charges, for a sixty (60) day term under this Agreement.

     IN NO EVENT SHALL, XIMAGE BE LIABLE TO MORPHO FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING WITHOUT LIMITATION, DAMAGES ARISING FROM LOSS OF BUSINESS, DATA, PROFITS OR GOODWILL) INCURRED OR SUFFERED BY MORPHO IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR MORPHO'S USE OF ANY DOCUMENTATION OR SOFTWARE OR SERVICES PROVIDED, OR TO BE PROVIDED, HEREUNDER, EVEN IF XIMAGE HAS BEEN APPRISED OF THE LIKELIHOOD OF THE SAME. NO ACTION, REGARDLESS OF FORM, RELATED TO TRANSACTIONS OCCURRING UNDER, OR CONTEMPLATED BY, THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED.


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16.  ARBITRATION.

     Except as provided in Section 8 herein, in the event of any dispute or controversy between the parties hereto arising out of or relating to this Agreement or any transaction contemplated hereunder, such dispute or controversy shall be submitted to arbitration under the Commercial Rules of Arbitration of the American Arbitration Association sited in Washington State, USA for decision in any such matter in accordance with the then applicable rules of the American Arbitration Association or any successor organization. The determination of the arbitrators shall not be subject to judicial review, provided however, that any award or determination rendered by the arbitrators may be enforced any court of jurisdiction.



17.  FORCE MAJEURE.

     XIMAGE shall not be liable for any failure or delay in performing its obligation hereunder due to any cause beyond its reasonable control, including without limitation, fire, accident, acts of public enemy, war, rebellion, labor dispute or unrest, insurrection, sabotage, transportation delays (other than administrative oversights), shortage of raw material, energy or machinery, acts of God, government or the judiciary.



18.  SUCCESSORS AND ASSIGNS

     The interests of MORPHO in this Agreement are personal and shall not be assigned, transferred, shared or divided in any manner by MORPHO without a prior written consent of XIMAGE. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, representatives, successors and permitted assignees.



19.  AMENDMENTS

     No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless executed in writing by the parties hereto.


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20.  ENTIRE AGREEMENT AND WAIVER

     This Agreement contains the entire agreement between the parties hereto and supersedes all prior contemporaneous agreements, arrangements, negotiation and understandings between the parties hereto, relating to the subject matter hereof except any prior or contemporaneous Software licenses between the parties. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

[Illegible], 31 January, 1994
-----------------------------


/s/ [Illegible]                                             /s/ [Illegible]
--------------------                                        ------------------
XIMAGE                                                      SAGEM

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